UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2018

All For One Media Corp.
(Exact name of registrant as specified in its charter)

Utah	000-55717	81-5006786
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

236 Sarles Street

Mt. Kisco, New York 10549

(Address of principal executive offices) (zip code)

(914) 574-6174

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment of Certain Officers

On February 28, 2018, the Board of Directors of All For One Media Corp. (the “Company”) appointed Howard Kra as its Chief Operating Officer. Mr. Kra, 60, has business experience that spans Wall Street, Private Investment Firms, and his own startup companies. He began his career in 1982 as a wealth advisor at Lehman Brothers in New York, rising rapidly to become a Senior Vice President. In 1993, Mr. Kra relocated to Washington D.C. to join Morgan Stanley as a Senior Vice President, serving until 2002. During his time on Wall Street, Mr. Kra participated in industry consolidations/rollups in the advertising, courier/logistics, and telecommunications industries. Mr. Kra played an instrumental role in the launching of Streamline.com, a pioneering e-commerce company that he helped take public in 1999, raising $45 million before it was acquired by Peapod. Following that, Mr. Kra helped lead the founder of Advanced Communications Group through the process of going public and raising $115 million. In 2004, he became a partner and private investor at Atlantic Capital Group. While there, he worked closely with the beverage company Honest Tea (acquired by Coca-Cola Corp) both as an advisor and early investor. Most recently, Mr. Kra has been working closely with startups through his consulting company, Kra Consults. Mr. Kra received his Bachelor of Science degree from the University of Maryland.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALL FOR ONE MEDIA CORP.

Date: March 26, 2018	By:	/s/ Brian Lukow
	Name:	Brian Lukow
	Title:	Chief Executive Officer (Principal Executive Officer)

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